As filed with the Securities and Exchange Commission on August 12, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CompoSecure, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	85-2749902
(State or other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification No.)

309 Pierce Street

Somerset, New Jersey 08873

(908) 518-0500

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

CompoSecure, Inc. 2021 Equity Incentive Plan
(Full title of the plan)

Steven J. Feder, General Counsel  & Corporate Secretary

CompoSecure, Inc.

309 Pierce Street

Somerset, New Jersey 08873

(908) 518-0500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David C. Schwartz

Morgan, Lewis & Bockius LLP

502 Carnegie Center

Princeton, NJ 08540

Tel: (609) 919-6600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Smaller reporting company	☒
Accelerated filer	☒
Non-accelerated filer	☐	Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed for the purpose of registering an additional 3,179,300 shares of Class A Common Stock, $0.0001 par value per share (the “Class A Common Stock”) of CompoSecure, Inc. (the “Registrant”) that were added to the shares authorized for issuance under the CompoSecure, Inc. 2021 Equity Incentive Plan (the “2021 Plan”) pursuant to an “evergreen” provision contained in the 2021 Plan, for which a Registration Statement on Form S-8 relating to the same employee benefit plan is effective. Pursuant to the evergreen provision, commencing with the first business day of each calendar year beginning in 2022, the aggregate number of shares of Class A Common Stock that may be issued or transferred under the 2021 Plan shall be increased by 4% of the number of shares of Class A Common Stock and Class B Common Stock, $0.0001 par value per share of the Registrant outstanding as of the last day of the immediately preceding calendar year, or any lesser number of shares of Class A Common Stock determined by the board of directors of the Registrant.

The Registrant previously filed the Registration Statements on Form S-8 (File Nos. 333-263617 and 333-273982) on March 16, 2022 (which was amended by a post-effective amendment on Form S-8 filed on May 13, 2022) and August 15, 2023, respectively (collectively, the “Prior Registration Statement”), with the Securities and Exchange Commission (the “Commission”) to register an aggregate of 15,096,794 shares of Class A Common Stock that were authorized for issuance under the 2021 Plan. Upon the effectiveness of this Registration Statement, an aggregate of 18,276,094 shares of Class A Common Stock will be registered for issuance from time to time under the 2021 Plan. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein. Only those items of Form S-8 containing new information not contained in the Prior Registration Statement are presented herein.

INCORPORATION BY REFERENCE

In accordance with General Instruction E to Form S-8, the contents of the Prior Registration Statement, with respect to the securities offered pursuant to the 2021 Plan, are hereby incorporated by reference.

The following documents previously filed by the Registrant with the Commission are incorporated herein by reference and shall be deemed to be a part hereof:

(1)            the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Commission on March 12, 2024;

(2)            the Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024, filed with the Commission on May 6, 2024 and August 9, 2024, respectively;

(3)            the Registrant’s Current Reports on Form 8-K filed with the Commission on March 6, 2024, May 9, 2024, May 31, 2024, and August 9, 2024 (provided that any portions of such reports that are deemed furnished and not filed pursuant to instructions to Form 8-K shall not be incorporated by reference into this Registration Statement); and

(4)            the description of the Registrant’s common stock contained in Exhibit 4.4 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Commission on March 14, 2022 under Section 12(b) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description.

In addition, all documents that the Registrant files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement (except for any portions of the Registrant’s Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof and any corresponding exhibits thereto not filed with the Commission), but prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

For purposes of this Registration Statement, any document or statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such document or statement in such document. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

EXHIBITS

Exhibit Number	Description
5.1	Opinion of Morgan, Lewis & Bockius LLP
10.1	CompoSecure, Inc. 2021 Incentive Equity Plan (incorporated by reference to Exhibit 10.10 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 14, 2022)
23.1	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)
23.2	Consent of Grant Thornton LLP, independent registered public accounting firm
24.1	Power of Attorney (included on signature page)
107	Filing Fee Exhibit

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Somerset, New Jersey on August 12, 2024.

COMPOSECURE, INC.

By	/s/ Jonathan C. Wilk
Jonathan C. Wilk
President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned constitutes and appoints Timothy Fitzsimmons and Steven J. Feder as his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this Registration Statement, and any additional Registration Statement filed pursuant to Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 12th day of August, 2024.

Name	Title	Date
/s/ Jonathan C. Wilk	President and Chief Executive Officer and Director	August 12, 2024
Jonathan Wilk	(Principal Executive Officer)

/s/ Timothy Fitzsimmons	Chief Financial Officer	August 12, 2024
Timothy Fitzsimmons	(Principal Financial and Accounting Officer)

/s/ Mitchell Hollin
Mitchell Hollin	Chairman of the Board of Directors	August 12, 2024

/s/ Michele Logan
Michele Logan	Director	August 12, 2024

/s/ Paul Galant
Paul Galant	Director	August 12, 2024

/s/ Niloofar Razi Howe
Niloofar Razi Howe	Director	August 12, 2024

/s/ Brian F. Hughes
Brian F. Hughes	Director	August 12, 2024

/s/ Jane J. Thompson
Jane J. Thompson	Director	August 12, 2024

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